Exhibit 99.2

INSTAMORTGAGE, INC.

Interim Financial Statements

For the Six Months Ended June 30, 2026

(Unaudited)

i

INSTAMORTGAGE, INC

Condensed Balance Sheet

June 30, 2026 (Unaudited) and December 31, 2025

	June 30, 2026	December 31, 2025
ASSETS

Current Assets
Cash	453,888	516,690
Restricted cash	51,000	51,000
Prepaid expenses	46,405	46,405
Mark to market value	436,273	286,752
Loans held for sale, at fair value	12,464,937	9,944,973
Total current assets	13,452,503	10,845,820

Non-current assets
Furniture and Equipment	53,616	103,130
Laptop	17,113	17,113
Accumulated Depreciation	(70,729)	(120,243)
Total Non-current assets	—	—

Other Assets
Security deposit	19,560	19,560
Notes Receivables	—	405,000
Right to use assets	—	102,047
Total Other assets	19,560	526,607
TOTAL ASSETS	$13,472,063	$11,372,427

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities
Accounts payable and accrued expenses	$135,713	$207,054
Warehouse line of credit, UPB	12,463,955	9,794,470
Operating lease liabilities - current portion	—	67,642
Total current liabilities	12,599,668	10,069,166

Long-Term Liabilities
Operating lease liabilities - non-current portion	—	34,405
Total Long term liabilities	—	34,405
Total liabilities	12,599,668	10,103,571

Stockholder’s Equity
Common stock, $.01 par value, 100,000 shares authorized, 100,000 shares issued and outstanding	1,000	1,000
Additional paid-in capital	2,162,378	2,750,378
Retained earnings	(1,290,983)	(1,482,522)
Total Stockholder’s Equity	872,395	1,268,856
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$13,472,063	$11,372,427

INSTAMORTGAGE, INC

Condensed Statement of Income

For the Six months ended June 30, 2026 and June 30,2025 (unaudited)

	For the Six Months Ended
	June 30, 2026	June 30, 2025
Revenues
Loan origination income	$4,475,511	$2,429,102
Total revenues	4,475,511	2,429,102
Cost of revenues	1,161,653	736,987
Gross Profit	3,313,858	1,692,115
Operational Expenses
Legal and Professional Charges	294,874	53,027
Bank Charges and Fees	3,953	1,250
Donations	1,000	—
Occupancy expense	61,436	101,846
Interest expense	8,983	10,839
Marketing Expenses	60,083	22,795
Office Expenses	6,492	16,443
Branch Expenses	628,677	63,306
Other General and Administrative Expenses	—	167,000
Software, memberships and subscriptions	142,487	91,657
Meals and Entertainment	—	3,001
Membership fee	—	1,869
Other business Expenses	13,169	1,960
Postage and delivery	1,845	539
Payroll Expenses	1,844,826	1,398,335
Utilities Expenses	2,168	3,566
Taxes and Licenses	56,493	36,651
Travel Expenses	4,824	4,424
Total expenses	3,131,310	1,978,508

Income (loss) before taxes	182,548	(286,393)
Other income	8,990	35,734
Net Income (loss)	$191,538	$(250,659)

INSTAMORTGAGE, INC

Statements of Cash Flows

For six months ended June 30 2026, and June 30 2025, (unaudited)

	For the six Months Ended	For the six Months Ended
	June 30, 2026	June 30, 2025

Cash Flows from/(used in) Operating Activities:
Net Income	$191,538	$(250,659)
Adjustments to reconcile net income to net cash provided by operations:
Accounts payable	(71,340)	43,147
Other prepaid Expenses	—	(90,601)
Total adjustments	(71,340)	(47,454)
Net cash provided by operating activities	120,198	(298,113)

Cash Flows from/(used in) Investing Activities:
Security deposit	—	1,910
Software	—	(5,180)
Cash Flows used in Investing Activities:	—	(3,270)

Cash Flows from/(used in) Financing Activities:
Cash distributions to owner (owner draws)	(183,000)	—
Contributions from owner	—	250,000
Net cash used in financing activities	(183,000)	250,000
Net increase in cash and restricted cash	(62,802)	(51,383)
Cash and restricted cash-Beginning of Period	567,690	205,625
Cash and restricted cash-End of Period	$504,888	$154,242

NOTES TO ACCOUNTS

NOTE A — ORGANIZATION AND BASIS OF PRESENTATION

Purpose and Organization

InstaMortgage, Inc. (the “Company”) derives income primarily from fees charged for services related to the origination and processing of mortgage loans for financial institutions. The Company was incorporated on April 18, 2008, under the laws of the State of California. The Company has adopted a December 31 year-end for financial reporting and income tax purposes.

The Company had elected and been approved to be taxed as a Subchapter S Corporation effective January 1, 2009. As of January 1, 2020, the Company changed its elected status to a C Corporation. The Company changed its name from Arcus Lending, Inc. to InstaMortgage, Inc. and filed the name change with the Secretary of State of California on February 18, 2022.

Basis of Presentation

The accompanying condensed financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the Company’s financial position, results of operations, and cash flows for the interim periods presented have been included.

These condensed interim financial statements are unaudited and have not been subjected to a review by an independent registered public accounting firm in accordance with AICPA AU-C Section 930, Interim Financial Information, or PCAOB AS 4105, Reviews of Interim Financial Information. Operating results for the six months ended June 30, 2026 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2026.

The accompanying condensed financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2025.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents. The reconciliation of cash and restricted cash reported within the condensed balance sheet as of June 30, 2026 is as follows:

Account Type	Amount
Unrestricted cash in demand deposit accounts	$453,888
Restricted cash in demand deposit accounts	$51,000
Total	$504,888

Revenue Recognition

Gains or losses resulting from sales of mortgage loans are recognized at the date of settlement and are based on the difference between the sales price and the asset retained by the Company, if any, and the carrying value of the related loans sold less related transaction costs. Since the Company sells its loans on a servicing-released basis, gains are increased by the amount of any servicing-released premiums received. There were no changes to the Company’s revenue recognition policies during the six months ended June 30, 2026.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Material estimates for which a change is reasonably possible in the near term relate to the determination of the fair value of loans held for sale. The significant assumptions used by the Company to estimate the liability for losses on loans sold include consideration of the Company’s experienced losses on loans repurchased, the likelihood of an error or omission that results in a breach of standard representations and warranties included in the loan sale agreements, and the anticipated expense, if any, that may be incurred by the Company in resolving any repurchased loans. Actual results could materially differ from management’s estimates.

NOTE B — LOANS HELD FOR SALE

Mortgage loans held for sale are stated at fair value as determined by outstanding commitments from investors or quoted market prices for securities backed by similar types of loans when quotes are available. Interest on mortgage loans held for sale is credited to income as earned. Interest is accrued only if deemed collectible. During the three months ended June 30, 2026, the Company sold loans to 12 different investors  . The Company monitors its relationships with its investors and, from time to time, adjusts in the amount it sells to any one investor based upon several factors, including but not limited to, price, loan review time and funding turnaround, underwriting guidelines, and the overall efficiency of its relationship with the investors.

As of June 30, 2026, loans held for sale consisted of mortgage loans recorded at fair value in the amount of $ 12,464,937. Loans are typically sold to investors on a servicing-released basis.

NOTE C — PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated over their estimated useful lives using the straight-line method. Leasehold improvements are amortized over the lesser of the life of the lease or the estimated useful life of the improvements. Property and equipment as of June 30, 2026 consisted of the following:

Non-Current Assets	Amount
Furniture and Equipment	$53,616
Laptop	$17,113
Vehicles	$—
Total	$70,729
Less: Accumulated depreciation	$(70,729)
Net book value	0

NOTE D — TRANSFERS OF FINANCIAL ASSETS

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. There were no changes to the Company’s accounting for transfers of financial assets during the six months ended June 30, 2026.

NOTE E — ADVERTISING

Advertising costs are expensed as incurred. Advertising expenses amounted to $20,334 and $19,912 for the six months ended June 30, 2026 and 2025, respectively, and are included in marketing expenses in the condensed statement of income.

NOTE F — CONCENTRATION OF RISK

The Company originates mortgage loans on property located in 21 states throughout the United States. Originations in Virginia, Texas, New Jersey, and Maryland made up approximately 71% of all originations for the six months ended June 30, 2026, with Virginia (20%), Texas (17%), New Jersey (10%), and Maryland (23%) individually representing the most significant geographic concentrations. Due to the nature of the mortgage industry, interest rate increases and a depressed housing market may severely impact revenue from services related to originating and processing mortgages, which are the primary source of income for the Company.

The Company has concentrated its credit risk for cash by maintaining deposits in several financial institutions, which may at times exceed amounts covered by insurance provided by the Federal Deposit Insurance Corporation (FDIC). The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to cash.

NOTE G — FAIR VALUE

The Company measures its financial assets based on a hierarchy that prioritizes the use of observable inputs in the valuation techniques used to measure fair value.

Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability.

Level 3: Unobservable inputs.

The fair value of mortgage loans held for sale as of June 30, 2026 was $12,464,937, classified as a Level 3 input. For interim reporting periods, the Company estimates fair value using a fixed pricing assumption of 3.5% of unpaid principal balance, based on historical sale experience. For annual audited periods, fair value is determined based on actual subsequent sale prices realized on the loans.

There were no transfers between fair value hierarchy levels during the three months ended June 30, 2026.

NOTE H — WAREHOUSE LINE OF CREDIT

The Company funds loans through multiple warehouse lines of credit. These lines are used to finance the origination of loans for which a takeout commitment from an approved investor exists. As of June 30, 2026, $12,463,955 was advanced on the warehouse line of credit. The total available credit was $13,000,000.

NOTE J — INCOME TAXES

The Company generated worldwide pre-tax income of $191,538 and a worldwide pre-tax loss of $250,659 for the periods ended June 30, 2026 and June 30, 2025, respectively.

Pre-Tax book income/(loss) has been recorded in the following jurisdictions:

	For the Six Months Ended
	6/30/26	6/30/25
US	$191,538	$(250,659)
Foreign	—	—
Total pre-tax income/(loss)	$191,538	$(250,659)

The Company recorded federal and state income tax expense for the period ended June 30, 2026 of $7,720 and $12,484 respectively and no foreign tax expense. The Company recorded no federal, state, or foreign income tax expense for the period ended June 30, 2025.

	For the Six Months Ended
	6/30/26	6/30/25
Current:
Federal	$7,758	$—
State	11,560	5,737
Foreign	—	—
	19,318	5,737
Deferred:
Federal	—	—
State	—	—
Foreign	—	—
	—	—
Income tax expense (benefit)	19,318	5,737
Total	$19,318	$5,737

Effective January 1, 2025, the Company adopted ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, on a prospective basis in accordance with the standard’s transition guidance. As required under ASU 2023-09, the rate reconciliation for the current year is presented using the new prescribed categories and enhanced disaggregation to provide greater transparency into the factors affecting the Company’s effective tax rate for continuing operations. The following table presents the Company’s income tax rate reconciliation on continuing operations for the period ended June 30, 2026, prepared in accordance with the disclosure requirements of ASU 2023-09.

	For the Six Months Ended		For the Six Months Ended
	6/30/26		6/30/25
	Amount	Percent	Amount	Percent
U.S. Federal Statutory Tax Rate	$40,223	21.00%	$(52,639)	21.00%
State and Local Income Taxes, Net of Federal Income Tax Effect	9,132	4.77%	4,532	-1.81%
Changes in Valuation Allowances	(31,034)	-16.20%	53,308	-21.27%
Nontaxable or Nondeductible Items	997	0.52%	535	-0.21%
Effective Tax Rate	$19,318	10.09%	$5,737	-2.29%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	For the Six Months Ended
	6/30/26	12/31/25
Deferred tax assets:
Net operating loss carryforwards	$1,034,000	$1,105,429
Valuation allowance	(1,034,000)	(1,105,429)
Net deferred tax assets	$—	$—
Deferred tax liabilities
Gross deferred tax liabilities	0	0
Net deferred tax liabilities	0	0
Net deferred taxes	$—	$—

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax basis of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The Company recognizes deferred tax assets to the extent that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The valuation allowance changed by -$0.1 million, during the period ended June 30, 2026.

For the period ended June 30, 2026, InstaMortgage, Inc. has a total carryover of Federal Net Operating Losses (NOLs) of $2.4 million. The Company’s NOLs were generated after the rules of the Tax Cuts and Jobs Act (TCJA) became effective on January 1, 2018. The NOLs do not expire but are subject to the 80% limitation. The Company has a State NOL carryover of $8.9 million. These NOLs are subject to various limitations and expiration dates.

The Internal Revenue Code of 1986, as amended, imposes restrictions on the utilization of net operating losses and tax credits in the event of an “ownership change” of a corporation. Accordingly, a company’s ability to use net operating losses and tax credits may be limited as prescribed under Internal Revenue Code Section 382 and 383 (“IRC Section 382”). Events which may cause limitations in the amount of the net operating losses or tax credits that the Company may use in any one year include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period. Utilization of the federal and state net operating losses may be subject to substantial annual limitation due to the ownership change limitations provided by the IRC Section 382 rules and similar state provisions. In the event the Company has any changes in ownership, net operating losses and research and development credit carryovers could be limited and may expire unutilized.

It is the Company’s policy to include penalties and interest expense in income tax expense. There was no interest expense or penalties related to unrecognized tax benefits recorded through June 30, 2026.

The Company’s major tax jurisdictions are the United States and California. All of the Company’s tax years will remain open for examination by the Federal and state tax authorities for three and four years, respectively, from the date of utilization of the net operating loss. The Company does not have any tax audits pending in the United States.

The Inflation Reduction Act of 2022 was signed into law August 16, 2022, and includes significant legislation addressing taxes, inflation, climate change and renewable energy incentives, and healthcare. Key tax provisions include a 15% corporate minimum tax, clean energy incentives, and a 1% excise tax on stock buybacks. The Company does not expect the provisions of such legislation to have any impact on the effective tax rate of the Company but will continue to evaluate the tax effects should any provisions become applicable to the Company.

On July 4, 2025, the One Big Beautiful Bill Act (“OBBBA”) was enacted as Public Law 119-21. The legislation implements several amendments to the Internal Revenue Code, including the permanent extension of 100 percent bonus depreciation for qualified property and research and development expenditures, as well as revisions to expensing rules applicable to certain structures. The Act also includes modifications affecting corporate tax administration, such as adjustments to the Employee Retention Credit (ERC), changes to Opportunity Zone related provisions, and the scheduled expiration or modification of certain business related clean energy credits.

The Company has evaluated the corporate income tax effects of the OBBBA in the period of enactment. Based on its analysis, the Company determined that the enactment of the OBBBA did not have a material impact on its financial statements for the period ended June 30, 2026. The Company will continue to monitor regulatory and administrative guidance issued under the Act.